As filed with the Securities and Exchange Commission on July 31, 2015
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0554627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Address of principal executive offices, including zip code)
OASIS PETROLEUM INC. AMENDED AND RESTATED
2010 LONG TERM INCENTIVE PLAN
(Full title of the plan)
Nickolas J. Lorentzatos
Executive Vice President, General Counsel & Corporate Secretary
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Name, address and telephone number of agent for service)
copy to:
David C. D'Alessandro
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value	1,500,000 shares	$9.55	(2)	$14,325,000	(2)	$1,665	(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment and anti-dilution provisions of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (the “Plan”).

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 1,500,000 shares being registered hereby is based on a price of $9.55, which is the average of the high and low prices of our Common Stock as reported by the New York Stock Exchange on July 28, 2015.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 1,500,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE
Oasis Petroleum Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 1,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Plan, which additional shares consist of (a) 1,350,000 additional shares reserved and available for issuance in connection with awards under the Plan pursuant to the adoption of the First Amendment to the Plan, and (b) 150,000 shares in respect of shares of Common Stock originally related to awards granted under the Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated without the issuance of the shares of Common Stock and that again become available for the issuance of awards under the Plan in accordance with the terms and conditions of the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-167664) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2010, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2010)

4.2	Amended and Restated Bylaws of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2010)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement filed with the Commission on May 19, 2010)

4.4
Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2014)

4.5
First Amendment to the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2015)

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of DeGolyer and MacNaughton

23.3*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 31, 2015.

OASIS PETROLEUM INC.
By:	/s/ Nickolas J. Lorentzatos
	Name:	Nickolas J. Lorentzatos
	Title:	Executive Vice President, General Counsel and Corporate Secretary
KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Thomas B. Nusz and Nickolas J. Lorentzatos, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Thomas B. Nusz	Chairman and Chief Executive Officer	July 31, 2015
Thomas B. Nusz	(Principal Executive Officer)

/s/ Michael H. Lou	Executive Vice President and Chief Financial Officer	July 31, 2015
Michael H. Lou	(Principal Financial Officer)

/s/ Roy W. Mace	Senior Vice President and Chief Accounting Officer	July 31, 2015
Roy W. Mace	(Principal Accounting Officer)

/s/ Taylor L. Reid	Director, President and Chief Operating Officer	July 31, 2015
Taylor L. Reid

/s/ William J. Cassidy	Director	July 31, 2015
William J. Cassidy

/s/ Ted Collins, Jr.	Director	July 31, 2015
Ted Collins, Jr.

/s/ Michael McShane	Director	July 31, 2015
Michael McShane

/s/ Bobby S. Shackouls	Director	July 31, 2015
Bobby S. Shackouls

/s/ Douglas E. Swanson, Jr.	Director	July 31, 2015
Douglas E. Swanson, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2010)

4.2	Amended and Restated Bylaws of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2010)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement filed with the Commission on May 19, 2010)

4.4
Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2014)

4.5
First Amendment to the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2015)

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of DeGolyer and MacNaughton

23.3*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.